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                                                                   Exhibit 99.5

                             [SAUER INC. LETTERHEAD]

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 8, 2000


         SAUER INC. ANNOUNCES SETTLEMENT IN PATENT INFRINGEMENT LAWSUIT

AMES, IOWA, USA, MARCH 8, 2000--SAUER INC. (NYSE: SHS) today announced that it has reached a settlement in the lawsuit filed by Unipat, A.G. in the U.S. District Court for the District of Delaware, alleging that the company had infringed on a patent relating to integrated hydrostatic transaxles. Settlement terms were not disclosed, however, the company stated that it had reserved a sufficient amount to cover the settlement and related legal fees in its fourth quarter 1999 results, which were released February 22, 2000.

Sauer is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer has manufacturing and engineering capabilities in Europe, the United States and China, and has headquarters in both Neumunster, Germany and Ames, Iowa. Sauer's common stock is listed on the New York Stock Exchange under the symbol SHS and on the Frankfurt Exchange under the symbol SAR.


   FOR FURTHER INFORMATION PLEASE CONTACT:

   KENNETH D. MCCUSKEY
   Treasurer and Secretary
   Sauer Inc.
   Ames, Iowa, USA
   (515) 239-6364



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            AMERICAN OFFICE: 2800 East 13th Street, Ames, Iowa 50010
                EUROPEAN OFFICE: Krokamp 35, D-24539 Neumunster
         SAUER INC. IS THE PARENT COMPANY OF THE SAUER-SUNDSTRAND GROUP